UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2007
INTER-TEL (DELAWARE), INCORPORATED
(Exact Name of Registrant as specified in charter)
Commission File Number 0-10211

Delaware (State or other jurisdiction of incorporation)	86-0220994 I.R.S. Employer Identification Number

1615 S. 52nd Street
Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 449-8900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The following information is being furnished pursuant to Item 2.02 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
On April 26, 2007, Inter-Tel (Delaware), Incorporated (the “Company”) issued a press release announcing financial results for the first fiscal quarter ended March 31, 2007 and comparing such results with the results for the first fiscal quarter ended March 31, 2006.
Use of Non-GAAP Financial Information
Certain disclosures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) included in this release are accompanied by disclosures that are not prepared in conformity with GAAP. Management has determined that inclusion of these disclosures provides investors a meaningful presentation of the company’s operating results in addition to the GAAP disclosure. These non-GAAP financial measures and condensed consolidated statements of operations are provided to enhance overall understanding of the Company’s current financial performance and how management views the Company’s operating results. The presentation of this non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. These non-GAAP disclosures and management’s rationale for providing them are as follows:
Proxy Contest and Related Costs. The Company incurred additional costs associated with the ongoing proxy contest and expenses incurred due to the actions taken by Steven G. Mihaylo and his affiliated parties in connection with Mr. Mihaylo’s threatened proxy contests of 2006 and 2007 as disclosed in 13D and related proxy filings with the Securities and Exchange Commission. We incurred extensive professional fees, including investment banking advisory services, legal expenses, proxy solicitation and public relations fees, director fees, and related costs in connection therewith in response to these actions by Mr. Mihaylo and his affiliated parties (collectively, “proxy contest and related costs”). Proxy contest and related costs totaling approximately $0.5 million were recorded as period costs during the quarter ended March 31, 2007 relating to these matters. Given the significance and unusual nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of our operating results herein.
2006 Legal Settlement Costs. Subsequent to December 31, 2005, the Company settled a legal matter that existed as of December 31, 2005. The Company recorded an accrual for the settlement amount and related fourth quarter legal fees as of December 31, 2005. The settlement plus costs and related fourth quarter legal fees totaled $1.6 million. Additional legal fees and costs totaling approximately $1.3 million were also recorded as period costs during the quarter ended March 31, 2006 relating to this matter. Such period costs included attorney’s fees and expenses related to the settlement recorded in the fourth quarter of 2005. Given the significance and unusual nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of our operating results herein.
SFAS 123R Expenses. The reported GAAP Net Income for the quarters ended March 31, 2007 and 2006 includes expenses related to the expensing of stock options, performance share awards, and ESPP discounted stock purchases in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R “Share Based Payments,” which the Company adopted on January 1, 2006. The guidance on the impact of adopting SFAS No. 123R presumes that all unvested options, performance share awards and ESPP discounted stock purchases are equity awards and are accounted for based on the guidance provided in the FASB staff position FAS 123R-d. Given the significance and non-cash nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of our operating results herein. Pre-tax SFAS 123R costs totaled $1.1 million and $1.1 million in the quarters ended March 31, 2007 and 2006, respectively, as noted in the table below. Given the significance and non-cash nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of the Company’s operating results herein.

A copy of the press release is hereby furnished as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
The following Exhibit is furnished as part of this report:

Exhibit 99.1	Press release dated April 26, 2007 announcing financial results for the first fiscal quarter ended March 31, 2007 and comparing such results with the results for the first fiscal quarter ended March 31, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL, INCORPORATED

Dated: April 26, 2007	By:	/s/ Norman Stout

Norman Stout
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number
99.1	Press release dated April 26, 2007 announcing financial results for the first fiscal quarter ended March 31, 2007 and comparing such results with the results for the first fiscal quarter ended March 31, 2006